Exhibit 3.1

Execution Copy

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PFENEX INC.

Pfenex Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2009 under the name “Pfenex Inc.”

2. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors prior to any payment for stock in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of the Corporation is hereby integrated, amended and restated to read in full as follows:

FIRST: The name of the corporation (the “Corporation”) is Pfenex Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”) and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

FOURTH:

(A) The total number of shares that the Corporation shall have authority to issue is 63,190,000, of which (i) 35,190,000 shares shall be Common Stock, par value of $0.001 per share (the “Common Stock”), and (ii) 28,000,000 shares shall be Preferred Stock, par value of $0.001 per share, of which (A) 14,000,000 shares of Preferred Stock shall be designated Series A-1 Participating Preferred Stock (the “Series A-1 Preferred Stock”) and (B) 14,000,000 shares of Preferred Stock shall be designated Series A-2 Participating Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Preferred Stock”).

(B) Common Stock.

(1) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock.

(2) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the California General Corporation Law (“CGCL”). During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(3) Dividends may be declared and paid on the Common Stock from funds lawfully available therefor when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”) and subject to any preferential dividend rights of any Preferred Stock then issued and outstanding.

(4) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then issued and outstanding or reserved for conversion of the outstanding Convertible Securities (as defined below)) by the affirmative vote of the holders of at least a majority of the outstanding Common Stock and Preferred Stock of the Corporation (voting together as a single class on an as-if-converted to Common Stock basis).

(5) Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution, subject to any preferential and/or participation rights of any then issued and outstanding Preferred Stock.

(C) Preferred Stock. The following is a statement of the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Series A-1 Preferred Stock and Series A-2 Preferred Stock:

1. Dividends.

(a) The holders of outstanding Series A-1 Preferred Stock and Series A-2 Preferred Stock, in preference and prior to the holders of any other capital stock of the Corporation, shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the rate per annum of four percent (4%) of the Series A Original Issue Price (as defined below) with respect to the Series A-1 Preferred Stock and at the rate per annum of eight percent (8%) of the Series A Original Issue Price with respect to the Series A-2 Preferred Stock (each subject to equitable adjustments as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event with respect to the Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, after the date hereof) (the “Series A-1 Dividend” and “Series A-2 Dividend”, respectively, and collectively, the “Series A Dividend”) before any dividend or other distribution is declared or paid on shares of Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock. The right to receive the Series A Dividend shall be on a pro rata, pari passu basis as between shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock in proportion to the dividend rates set forth for each such series of shares in this subsection 1(a). The Series A Dividend shall accrue from day-to-day, whether or not declared, shall be cumulative, and shall compound quarterly; provided however, that except as set forth in sections 2(a), 2(b) or 3, such Series A Dividends shall be payable only when, as, and if declared by the Board of Directors. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable on shares of Common Stock, subject to other restrictions on such dividends required elsewhere in this Certificate of Incorporation) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) the amount of the aggregate Series A Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.

(b) As authorized by Section 402.5(c) of the California Corporations Code, if Section 502 or 503 of the California Corporations Code is applicable to a payment made by the Corporation, then such applicable section or sections shall not apply if such payment is a payment made by the Corporation in connection with (i) the repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (ii) the repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation pursuant to rights of first refusal contained in agreements providing for such right; (iii) the repurchase of Common Stock or Preferred Stock in connection with the settlement of disputes with any stockholder; or (iv) any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of a majority of the Preferred Stock of the Corporation then issued and outstanding.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of shares of Series A-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation available for distribution to the holders of Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to the Series A Original Issue Price per share, plus any Series A Dividends accrued but unpaid thereon, whether or not declared (the “Series A-2 Liquidation Preference”). If the assets of the Corporation shall be insufficient to permit the payment in full of the Series A-2 Liquidation Preference, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of shares of Series A-2 Preferred Stock in proportion to the full preferential amount each such holder would otherwise receive upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) In the event of any Liquidation Event, following completion of the distribution set forth in subsection 2(a) above, each holder of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation available for distribution to the holders of Common Stock by reason of their ownership thereof, an amount equal to the Series A Original Purchase Price, plus any Series A Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon in respect of each of such shares then held by them (the “Series A Liquidation Preference”). If the remaining assets of the Corporation shall be insufficient to permit the payment in full of the Series A Liquidation Preference, then the entire remaining assets of the Corporation available for such distribution shall be distributed ratably among the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock in proportion to the full preferential amount each such holder would otherwise receive upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c) Following completion of the distributions required by subsections 2(a) and 2(b) hereof, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each such stockholder (assuming conversion of all such Preferred Stock into Common Stock); provided, however, that if the aggregate amount which the holders of Preferred Stock are entitled to receive under subsections 2(a) and 2(b) shall exceed $2.50 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series A Preferred Stock), excluding any portion of the Series A Dividend and any other dividends declared but unpaid thereon (the “Maximum Participation Amount”), each holder of Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation the greater of (i) the Maximum Participation Amount plus any Series A Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon in respect of each of such shares then held by them and (ii) the amount such holder would have received if all shares of Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

(d) A Liquidation Event shall be deemed to be occasioned by, or to include, (A) a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Corporation is transferred to a single person or group of affiliated persons (other than an equity financing transaction approved pursuant to subsection 6(c)(ii) and/or subsection 6(c)(vi) hereof); (B) a merger or consolidation (or series of mergers or consolidations) with or into any entity, which results in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding immediately thereafter less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or (C) a sale, exclusive license, transfer or other conveyance (or series of sales, exclusive licenses, transfers or other conveyances) of all or substantially all of the assets of the Corporation to a third party (any of (A), (B), or (C), a “Sale Event”). A Sale Event shall not include a transaction or series of related transactions, the sole purpose of which is to change the domicile of the Corporation. Any agreement related to a Sale Event shall provide that the proceeds payable to the Corporation or its stockholders shall be distributed to the stockholders in accordance with this section 2. In any Sale Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(i) Securities not subject to investment letters or other similar restrictions on free marketability covered by subsection 2(d)(ii):

(A) If traded on a securities exchange or through the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii) The method of valuation of securities subject to investment letters or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection 2(d)(i)(A), (B) or (C), as applicable, to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(e) Written notice of any Liquidation Event, including any transaction deemed to be such an action under subsection 2(d) hereof, stating a payment date, the amounts payable under subsections 2(a), 2(b) and 2(c) hereof, and the place where said amounts shall be payable, shall be delivered to each holder of record of Preferred Stock and Common Stock in accordance with the provisions of this Certificate of Incorporation not less than twenty (20) days prior to the payment date stated therein.

3. Redemption.

(a) At any time after December 31, 2014, upon the receipt by the Corporation of a written request (the “Redemption Request”) from the holders of at least sixty-six and two thirds percent (66 2/3%) of the then issued and outstanding shares of Preferred Stock (calculated on an as-if-converted to Common Stock basis), that all or, if less than all, a specified percentage of all holders’ shares of Preferred Stock be redeemed (subject to section 3(b), and concurrently with surrender by all such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor an amount per share equal to the greater of (i) the Series A Original Issue Price and any Series A Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the then-current fair market value of such shares (as determined in accordance with this subsection 3(a)) (in either case, the “Redemption Price”). The payment of such amount shall occur on a date that is within ninety (90) days of the date of the Redemption Request (the “Redemption Date”). Any redemption of shares of Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of shares of Preferred Stock in proportion to the number of shares proposed to be redeemed by such holders. The determination of the then-current fair market value of the Preferred Stock shall be made first by agreement between the Corporation and the holders of at least sixty-six and two thirds percent (66 2/3%) of the then issued and outstanding shares of Preferred Stock (calculated on an as-if-converted to Common Stock basis), and failing to reach such an agreement, second, by a third party investment banking, accounting or valuation firm mutually acceptable to the Corporation and the holders of at least sixty-six and two thirds percent (66 2/3%) of the then issued and outstanding shares of Preferred Stock (calculated on an as-if-converted to Common Stock basis). If the funds of the Corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares on the basis of the number of such shares which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares required to be redeemed on such date. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will be used to redeem the balance of the shares that the Corporation has become obliged to redeem on the Redemption Date but that it has not redeemed, and such redemption shall occur as soon as practicable after such additional funds become legally available.

(b) At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, written notice shall be mailed to each holder of record of Preferred Stock (as of the close of business on the business day immediately preceding the day on which notice is given) in accordance with the provisions of this Certificate of Incorporation, notifying such holder of the redemption to be effected on the Redemption Date, notifying the holder of his, her or its option to elect not to have his, her or its shares of Preferred Stock redeemed on the Redemption Date by providing notice of such election to the Corporation (an “Election Notice”) at least one (1) day prior to the Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in subsection 3(c), on or after the Redemption Date, each holder of shares of Preferred Stock to be redeemed on the Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holders of shares of Preferred Stock designated for redemption on the Redemption Date in the Redemption Notice as holders of shares of Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates and except for those shares as to which the Corporation timely received an Election Notice) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the date such share is automatically converted pursuant to subsection 4(b) or redeemed, if applicable, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (an “Optional Conversion”). The initial Conversion Price per share for each share of Preferred Stock shall be $1.00 (the “Conversion Price”); provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such shares (i) immediately upon the Corporation’s initial sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, in which the offering price per share is not less than $2.50 (prior to underwriter commissions and expenses and as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to such shares) and which results in not less than $75,000,000 of gross proceeds to the Corporation (a “Qualified Public Offering”) or (ii) upon the affirmative vote or consent of holders of not less than sixty-six and two thirds percent (66 2/3%) of the then issued and outstanding shares of Preferred Stock voting together as a single class (calculated on an as-if-converted to Common Stock basis).

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. Upon any conversion of the Preferred Stock, all accrued and unpaid Series A Dividends shall be paid to the holders of the Preferred Stock, to the extent such Series A Dividends may lawfully be paid by the Corporation. In the event any Series A Dividends may not lawfully be paid by the Corporation on the date of conversion, such Series A Dividends shall remain an obligation of the Corporation and shall be payable to holders of record of Preferred Stock whose shares were converted on the date of conversion as promptly as practicable following the date such obligation may lawfully be paid by the Corporation.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.

(i) For purposes of this subsection 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to subsection 4(d)(iii), deemed to be issued) by the Corporation after the filing of this Certificate of Incorporation, other than issuances or deemed issuances of:

(A) shares of Common Stock issued or issuable to officers, directors, employees or consultants of the Corporation under the Corporation’s stock option plan or other employee equity compensation plans, agreements or arrangements in effect from time to time as approved by the Board of Directors, including the approval of the Series A Directors;

(B) shares of Common Stock issued pursuant to stock splits and Common Stock-on-Common Stock dividends;

(C) shares of capital stock of the Corporation, or Convertible Securities (as defined below), issued in connection with strategic transactions involving the Corporation and other entities, including (1) joint ventures, manufacturing, marketing or distribution arrangements, or (ii) technology transfer or development arrangements, approved by the Board of Directors, including the approval of the Series A Directors;

(D) shares of capital stock of the Corporation, or Convertible Securities, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors, including the approval of the Series A Directors;

(E) shares of Common Stock or any other underlying security actually issued upon the conversion, exchange or exercise of the Preferred Stock authorized herein or any derivative security;

(F) Common Stock issued as sales in the first underwritten public offering by the Corporation of shares of its Common Stock;

(G) the Make Whole Shares issued or issuable from time to time pursuant to Section 1.04 of the Stock Purchase Agreement by and among the Corporation and certain purchasers of Series A-2 Preferred Stock, dated on or about the date hereof;

(H) shares of capital stock of the Corporation issued or issuable as a dividend or distribution on the Preferred Stock authorized herein, or pursuant to any event for which adjustment is made pursuant to this subsection 4;

(I) shares of capital stock of the Corporation, or Convertible Securities, issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution, approved by the Board of Directors, including the approval of the Series A Directors; and

(J) shares of capital stock of the Corporation, or Convertible Securities, which the holders of at least sixty-six and two thirds percent (66 2/3%) of the then issued and outstanding Preferred Stock (calculated on an as-if-converted to Common Stock basis) shall agree in writing shall not constitute Additional Shares of Common.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to subsection 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii) Deemed Issuance of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of this Certificate of Incorporation shall issue any rights, options, warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (collectively, “Options”) or any securities convertible into or exchangeable for Common Stock (collectively, “Convertible Securities”) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(A) no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this subsection 4(d) or pursuant to recapitalization provisions of such Options or Convertible Securities such as subsections 4(e), 4(f) and 4(g)), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(C) no readjustment pursuant to subsection 4(d)(iii)(B) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date; and

(D) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(E) If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subsection 4(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to subsection 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issuance, then the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issuance, to the consideration per share received by the Corporation for such issuance or deemed issuance of the Additional Shares of Common. Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.001, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.001 or more in the aggregate. Notwithstanding anything contained herein to the contrary, the Conversion Price shall never be adjusted to a price below $0.001.

(v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections 4(d)(v)(A) - (B), as reasonably determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to subsection 4(d)(iii) shall be determined by dividing: (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to subsection 2 hereof, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h) Reserved.

(i) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price for any series of Preferred Stock pursuant to this subsection 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments; (B) the Conversion Price for such series of Preferred Stock at the time in effect; and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(j) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders (i) with respect to the Series A-1 Conversion Price, of at least a majority of the then issued and outstanding shares of Series A-1 Preferred Stock and (ii) with respect to the Series A-2 Conversion Price, of at least a majority of the then issued and outstanding shares of Series A-2 Preferred Stock.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then issued and outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then issued and outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

5. Voting Rights.

(a) Except as expressly provided by this Certificate of Incorporation or as provided by law, (i) the holders of Preferred Stock shall have the same right to vote or act on all matters on which the holders of Common Stock have the right to vote or act; (ii) the holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting or action as to such matters on the same basis as the holders of Common Stock; and (iii) the holders of Common Stock and Preferred Stock shall vote together or act together thereon as if a single class on all such matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-if converted to Common Stock basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded downward to the nearest whole number.

(b) The Board of Directors shall consist of five (5) members. The holders of a majority of the Series A-2 Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors (the “Series A-2 Directors”). The holders of a majority of the Series A-1 Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors (the “Series A-1 Director,” and together with the Series A-2 Directors, the “Series A Directors”) and shall be entitled to appoint one (1) observer to the Board of Directors. The holders of a majority of the Preferred Stock and Common Stock, voting together as a single class on an as-if converted to Common Stock basis, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, who shall at all times be the then Chief Executive Officer of the Corporation (the “CEO Director”). The holders of a majority of the Preferred Stock and Common Stock, voting together as a single class on an as-if converted to Common Stock basis, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors (the “Independent Director”). If the number of directors is increased to more than five (5) members, each additional director shall be elected by a majority of the Preferred Stock and the Common Stock, voting separately and voting together as a single class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes and/or series of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

(c) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the CGCL. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

(d) During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, one or more directors may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote for that director as provided above; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

6. Protective Provisions.

(a) For so long as any shares of Series A-1 Preferred Stock remain outstanding, the consent of the holders of at least a majority of the then issued and outstanding shares of Series A -1 Preferred Stock shall be required in connection with any action that would (i) adversely alter or change the rights, privileges, preferences or powers of, or restrictions provided for the benefit of the Series A-1 Preferred Stock, whether by merger, consolidation, recapitalization or otherwise (it being understood that the authorization or issuance of capital stock of the Corporation with rights, preferences or privileges ranking prior to or pari passu with the Series A-1 Preferred Stock shall not constitute such an adverse modification or alteration), or (ii) change or remove the Series A-1 Director.

(b) For so long as any shares of Series A-2 Preferred Stock remain outstanding, the consent of the holders of at least a majority of the then issued and outstanding shares of Series A-2 Preferred Stock shall be required in connection with any action that would (i) adversely alter or change the rights, privileges, preferences or powers of, or restrictions provided for the benefit of the Series A-2 Preferred Stock, whether by merger, consolidation, recapitalization or otherwise (it being understood that the authorization or issuance of capital stock of the Corporation with rights, preferences or privileges ranking prior to or pari passu with the Series A-2 Preferred Stock shall not constitute such an adverse modification or alteration), (ii) change or remove either of the Series A-2 Directors, or (iii) result in the Sale Event or a liquidation, dissolution or winding-up of the business and affairs of the Corporation.

(c) For so long as at least 5,000,000 of the shares of Preferred Stock (as adjusted for any stock splits, stock dividend, recapitalizations or the like with respect to such shares occurring after the date hereof) remain issued and outstanding, the consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding shares of Preferred Stock, voting together as a single class (calculated on an as-if-converted to Common Stock basis), shall be required in connection with: (i) any increase or decrease in the authorized number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock; (ii) creating, or authorizing the creation of, any additional class or series of capital stock; (iii) the liquidation, dissolution or winding-up of the business and affairs of the Corporation, or consenting to any of the foregoing, on or prior to December 31, 2012; (iv) amending, altering, waiving or repealing any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock; (v) creating, or authorizing the creation of, or issue, or authorizing the issuance of any debt security, or permitting any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $200,000, other than equipment leases and bank lines of credit which are under $500,000, unless such debt security has received the prior approval of the Board of Directors, including the approval of the Series A Directors; (vi) reclassifying, altering or amending (A) any existing security of the Corporation that is pari passu with the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock in respect of any such right, preference or privilege, or (B) any existing security of the Corporation that is junior to the Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege; (vii) increasing or decreasing the authorized number of directors constituting the Board of Directors, (viii) any Sale Event prior to December 31, 2012; (ix) any acquisition of assets or of any entity; (x) paying or declaring any dividend or make any distribution on any shares of capital stock of the Corporation other than (a) dividends or distributions on the Preferred Stock expressly authorized herein or (b) dividends or other distributions payable solely in the form of shares of Common Stock; or (xi) redeeming or acquiring, or authorizing the redemption or acquisition, of any shares of Common Stock (except for a repurchase of such shares, at cost, from the Corporation’s employees, directors and consultants or pursuant to Section 4 of that certain Subscription Agreement by and among the Company and the Investors (as defined therein) dated on or about the date hereof).

7. Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock shall be redeemed pursuant to subsection 3 hereof or any shares of Preferred Stock shall be converted to Common Stock pursuant to subsection 4 hereof, as applicable, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Corporation. This Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

8. Notice of Record Date; Method of Notice. Any notice required by the provisions of this Article FOURTH to be given to the holders of shares of Preferred Stock or Common Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

FIFTH: Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Article Eighth, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eighth, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: The Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any current or former director, officer or employee made, or threatened to be made, a party (a “Party”) to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of serving or having served as a director, officer and/or employee of the Corporation or a predecessor corporation or, at the Corporation’s request, a director or officer of another corporation, provided, however, that the Corporation shall indemnify any such Party in connection with a proceeding initiated by such Party only if such proceeding was authorized by the Board of Directors. The indemnification provided for in this Article Tenth shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; (ii) continue as to a person who has ceased to be a director, officer or employee, as the case may be; and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation’s obligation to provide indemnification under this Article Tenth shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the DGCL. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to a Party who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such Party, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such Party’s duty to the Corporation or its stockholders.

The foregoing provisions of this Article Tenth shall be deemed to be a contract between the Corporation and each director, officer, employee and/or agent who serves in such capacity, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

ELEVENTH: The Corporation is to have perpetual existence.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President as of the 30th day of November, 2009.

PFENEX INC.

By:	/s/ Albert Hansen
	Name:	Albert Hansen
	Its:	President

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PFENEX INC.

The undersigned, Bertrand C. Liang, hereby certifies that:

1. He is the duly elected and acting President and Chief Executive Officer of Pfenex Inc., a Delaware corporation (the “Corporation”).

2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on November 19, 2009 under the name “Pfenex Inc.” and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 30, 2009 under the name “Pfenex Inc.”

3. The text of Article Fourth, Section (C)4 of the Corporation’s Amended and Restated Certificate of Incorporation is to be amended to include a new subsection 4(l) as follows:

“Limitation on Conversion Rights of Outstanding Shares of Series A-1 Preferred Stock. Notwithstanding anything contained herein to the contrary, in no event shall the outstanding shares of Series A-1 Preferred Stock represent nor be convertible into more than 49.99% of the outstanding shares of Common Stock and Preferred Stock of the Corporation, determined on an as-if-converted to Common Stock basis, without the consent of the holders representing a majority of the Series A-1 Preferred Stock.”

4. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law.

5. Thereafter, the stockholders of the Corporation, by written consent, approved the filing of this Certificate of Amendment by the necessary number of shares as required by Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 16th day of December, 2009.

PFENEX INC.

/s/ Bertrand C. Liang, MD
Bertrand C. Liang, MD
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PFENEX INC.

Pfenex Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of the Corporation is Pfenex Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2009.

2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4. Section 4(b) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in its entirety as follows:

“(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such shares (i) immediately upon the Corporation’s initial sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation, in which the offering price per share is not less than $2.50 (prior to underwriter commissions and expenses and as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to such shares) and which results in not less than $60,000,000 of gross proceeds to the Corporation (a “Qualified Public Offering”) or (ii) upon the affirmative vote or consent of holders of not less than sixty-six and two thirds percent (66 2/3%) of the then issued and outstanding shares of Preferred Stock voting together as a single class (calculated on an as-if-converted to Common Stock basis).”

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on April 14, 2014.

/s/ Bertrand C. Liang
Bertrand C. Liang
President & Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PFENEX INC.

Pfenex Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of the Corporation is Pfenex Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2009.

2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4. Section (C)1(a) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in its entirety as follows:

(a) The holders of outstanding Series A-1 Preferred Stock and Series A-2 Preferred Stock, in preference and prior to the holders of any other capital stock of the Corporation, shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the rate per annum of four percent (4%) of the Series A Original Issue Price (as defined below) with respect to the Series A-1 Preferred Stock and at the rate per annum of eight percent (8%) of the Series A Original Issue Price with respect to the Series A-2 Preferred Stock (each subject to equitable adjustments as a result of any stock dividend, stock split, combination, reverse split, reclassification or similar event with respect to the Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, after the date hereof) (the “Series A-1 Dividend” and “Series A-2 Dividend”, respectively, and collectively, the “Series A Dividend”) before any dividend or other distribution is declared or paid on shares of Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock. The right to receive the Series A Dividend shall be on a pro rata, pari passu basis as between shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock in proportion to the dividend rates set forth for each such series of shares in this subsection 1(a). The Series A Dividend shall accrue from day-to-day, whether or not declared, shall be cumulative, and shall compound quarterly; provided however, that except as set forth in sections 2(a), 2(b), 3, or 4(c), such Series A Dividends shall be payable only when, as, and if declared by the Board of Directors. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable on shares of Common Stock, subject to other restrictions on such dividends required elsewhere in this Certificate of Incorporation) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) the amount of the aggregate Series A Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.

5. Section (C)4(c) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in its entirety as follows:

“ (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. Upon any conversion of the Preferred Stock, all accrued and unpaid Series A Dividends shall be paid to the holders of the Preferred Stock, to the extent such Series A Dividends may lawfully be paid by the Corporation (i) in shares of Common Stock at the fair market value in effect at the time of the conversion, or (ii) in cash, as determined in good faith by the Board of Directors. In the event any Series A Dividends may not lawfully be paid by the Corporation on the date of conversion, such Series A Dividends shall remain an obligation of the Corporation and shall be payable to holders of record of Preferred Stock whose shares were converted on the date of conversion as promptly as practicable following the date such obligation may lawfully be paid by the Corporation. Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued upon conversion of Preferred Stock or in connection with the payment of any dividend. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors.”

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on May 5, 2014.

/s/ Bertrand C. Liang
Bertrand C. Liang
President & Chief Executive Officer